                                                                   EXHIBIT 10.55


                            ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into on January 27, 2005 by and between EYEGLASS EMPORIUM, INC., a Delaware corporation ("Seller") (a wholly owned subsidiary of Sight Resource Corporation, a Delaware corporation ("SRC")), VISION POINT I AND II, LLC's, Indiana limited liability companies ("Buyer"), and SRC, which enters into this Agreement for the sole purpose of being bound by the provisions of Section 5 below:

                                    RECITALS:

         A. WHEREAS, Seller is in the business of marketing and selling to the general public at six retail eye care centers in the State of Indiana (the "Centers") eyeglass frames and lenses, contact lenses and related eyewear accessories (the "Business"); and

         B. WHEREAS, Seller and Buyer have agreed, on the terms and subject to the conditions of this Agreement, that Seller shall sell to Buyer, and Buyer shall purchase from Seller, substantially all of the assets owned and used by Seller in the conduct of the Business; and

         C. WHEREAS, on June 24, 2004 Seller filed in the United States Bankruptcy Court for the Southern District of Ohio (the "Bankruptcy Court") a voluntary petition for relief under Title 11 of Chapter 11 of the United States Code (the "Bankruptcy Code") and Seller and Buyer also have agreed that this Agreement shall be subject to the approval of the Bankruptcy Court pursuant to
Section 363 of the Bankruptcy Code so that, inter alia, the Assets (as defined in Section 1 below) can be conveyed by Seller to Buyer free and clear of any interests other than the Assumed Liabilities (as defined in Section 3.2 below).

         NOW, THEREFORE, in consideration of the mutual undertakings herein, and other good and valuable considerations, the receipt and sufficiency of all of which the parties hereby acknowledge, it is agreed that:

            1.       PURCHASE AND SALE OF ASSETS.

                     1.1 Subject Assets. If Buyer is the successful bidder at the Bankruptcy Court auction sale of certain assets of Seller to be conducted on or about January 27, 2005, then subject to approval of the Bankruptcy Court, Buyer shall purchase from Seller and Seller shall sell, transfer, convey and deliver to Buyer, on the terms and subject to the conditions of this Agreement, as modified by any increase in purchase price as a consequence of the successful highest bid, at the Closing (as defined in Section 6 below) all of Seller's direct and indirect rights, titles and interests in and to the following tangible and intangible property owned, leased or otherwise used by Seller in connection with the operation of the Business (the "Assets"):

                        (a) Inventory. All eyeglass frames and lenses, contact lenses, related eyewear accessories and other inventory owned by Seller and located in or at the Centers;

                        (b) FFE. All office furniture and equipment, optical equipment, appliances, display cases, fixtures, supplies, accessories and other tangible personal property located in or at the Centers including, without limitation, the personal property described on the attached Exhibit A (the "FFE");

                        (c) Leases. All real property leases for the Centers identified on the attached Exhibit B (the "Store Leases") together with all security deposits held by lessors or landlords in accordance with the provisions of each Store Lease;

                        (d) Contracts. All managed care contracts, all written agreements with doctors of optometry (the "Doctor Agreements") listed on the attached Exhibit C and other written or oral customer contracts, agreements and commitments (including customer deposits) (together with the Doctor Agreements, the "Assumed Contracts"); (e) Intellectual Property. The name "Eyeglass Emporium" and all related service marks, logos and other proprietary rights and intellectual property under, by and through which Seller conducts the Business including, without limitation: (i) the United States registered service mark "Eye Glass Emporium", serial number 73692008 filed October 26, 1987 in the United States Patent Office; (ii) all advertising devices displaying the Eyeglass Emporium service mark including, without limitation, all signs, kiosks and other advertising media; (iii) all stocks of business forms and promotional pass out literature that contains or makes reference to Eyeglass Emporium; and
(iv) all presently existing telephone numbers for each of the Centers to the extent such numbers are transferable (the "Intellectual Property"); and

                        (f) Books and Records. All books and records including, without limitation, Seller's hard copies and electronic versions of the accounting records, customer lists, patient records, manuals, personnel, employment and payroll files, promotional materials, business forms, permits, licenses, titles and other written, printed or electronic information of any kind used by Seller or its employees and contractors/tenant doctors of optometry to conduct the Business, including without limitation all data and information in the Seller's POS Delta System (access to which shall be provided by Seller to Buyer for electronic transfer at Buyer's expense) and any and all other records and information (the "Books and Records").

                  1.2 "As Is" Transaction. Buyer hereby acknowledges and agrees that, except as otherwise expressly provided in this Agreement, Seller makes no representations or warranties of any kind whatsoever, express or implied, with respect to any matter relating to the Assets or otherwise relating to any of the transactions contemplated hereby including, without limitation, any income to be derived or expenses to be incurred in connection with the Assets or the conduct of the Business, the physical condition of any tangible Assets or improvements which are the subject of any Store Leases to be assumed by Buyer at the Closing, the value of the Assets, the terms or amounts of any Assumed Liabilities, or the merchantability or fitness of the Assets for any particular purpose. Accordingly, subject to the representations, warranties and covenants expressly set forth in this Agreement Buyer shall accept the Assets at the Closing "AS IS," "WHERE IS" AND "WITH ALL FAULTS."

         2. EXCLUDED ASSETS. Buyer shall not purchase or otherwise acquire from Seller, and Seller shall retain all of its rights, titles and interests in and to: (a) all cash, cash equivalents, bank accounts and securities of Seller; (b) all accounts receivable of Seller, except that Buyer shall be entitled to receive payment for all services rendered by it after closing for completion of work in process commenced by Seller and not completed at the time of closing provided Buyer's services are necessary to complete performance of an oral or written


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contract assumed by it in accordance with Section 3 below;. (c) all causes of action and claims which Seller may have under Sections 506, 510, 542 through 551 inclusive and 553 of the Bankruptcy Code; and (d) all assets not specifically enumerated in Section 1 above.

         3. RETENTION AND ASSUMPTION OF LIABILITIES.

                  3.1 Liabilities Retained by Seller. Subject to Section 3.2 below, and except as otherwise expressly provided in this Agreement, Seller shall remain solely and entirely responsible for its own liabilities and Buyer shall not assume or otherwise be liable for or acquire the Assets subject to, and Buyer's purchase of the Assets shall not constitute or be deemed to constitute the assumption of, any liabilities of Seller whatsoever, whether direct or indirect, fixed or contingent, disputed or undisputed, liquidated or unliquidated, known or unknown, recorded or unrecorded.

                  3.2 Liabilities Assumed by Buyer. Buyer shall pay and otherwise perform when due the obligations of Seller: (a) under the Store Leases and the Assumed Contracts relating to periods after the Closing Date (as defined in Section 6 below); and (b) to Seller's current employees only for accrued but unused PTO (paid time-off) including, without limitation, accrued but unused sick leave, family leave and vacation time for those employees that Buyer, in the exercise of its sole judgment, elects to employ as provided in Section 3.3 below (collectively the "Assumed Liabilities").

                  3.3 Seller's Employees. Buyer shall have the right, but not the obligation, to employ any present employee of Seller. Buyer shall have no responsibility or liability as a result of Buyer's acquisition of the Assets, or its employment of any such employees, with respect to contributions to or obligations for any of Seller's employee benefit plans, any multi-employer pension plan to which Seller may contribute or, except as provided in Section
3.2 above, any other liability or employee fringe benefit of Seller which is due or unsatisfied as of the Closing.

            4. PURCHASE PRICE.

                  4.1 Amount. The purchase price for the Assets shall be: (a) the successful bid amount reached pursuant to the bid procedure and reflected in the sale procedure order, which shall be allocated as outlined below and pro-rated to the final bid amount:

Inventory                                                               $269,000
FFE                                                                     $ 56,000
Store Leases and Assumed Contracts                                      $ 60,000
Intellectual Property and Books and Records                             $122,811
Goodwill/Name                                                           $ 29,189
                                                                        --------
                                                                        $537,000

plus (b) the Assumed Liabilities.

                  4.2 Reporting. The purchase price for the Assets shall be allocated for federal income tax purposes in accordance with Section 4.1 above and IRS Form 8594 required to be filed under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), in connection with the purchase and sale of the Assets shall reflect such allocations. Seller and Buyer shall file all tax and other returns in a manner consistent with such allocations and shall take no position contrary thereto.

                  4.3 Prorations. All payments from doctors in accordance with the Doctor Agreements, all lease and rental charges (including, without limitation, rent and other amounts payable by Seller under the Store Leases), and all monthly utility charges shall be prorated


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between Seller and Buyer as of the Closing Date, with Seller being responsible for, and entitled to the benefit of, all such charges and payments relating to periods prior to the Closing Date and Buyer being responsible for, and entitled to the benefit of, all such charges and payments, on and after the Closing Date. Should either Seller or Buyer pay any such charges for which the other party is responsible, then the responsible party shall promptly reimburse the other party therefor. Should either Seller or Buyer receive any revenues to which the other party is entitled, then such revenues shall promptly be paid over to the appropriate party.

                  4.4 Transfer Taxes. Buyer shall pay all federal, state and local sales, use, transfer, documentary stamp, conveyance, recording, conveyance and similar taxes arising out of, in connection with or related to the transactions contemplated by this Agreement.

         5. NON COMPETITION AGREEMENT. Seller and SRC shall enter into a non competition agreement prohibiting the ownership, operation, or participation in any manner by Seller, SRC and any affiliate of them in any retail eye glass store in competition with Buyer in Lake, Porter and LaPorte Counties in the State of Indiana for a three (3) year period commencing on the Effective Time (the "Non Competition Agreement"). "Affiliate" as used in this Section 5, means any person or entity who controls, is controlled by, or is under common control with Seller or SRC, either directly or indirectly through intermediaries.

         6. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before January 28, 2005 or at such other date and time to which the parties may agree (the "Closing Date"). At the Closing:

                  6.1 Buyer's Payments and Deliveries. Buyer shall deliver to
Seller:

                        (a) the successful bid amount, plus or minus any adjustments provided for in this Agreement, in immediately available funds by wire transfer to a bank account designated by Seller;

                        (b) one or more agreements effecting the assignment to Buyer of the Store Leases and Assumed Contracts;

                        (c) a certified copy of the consent of the board of directors of Buyer authorizing and directing Buyer to enter into and perform its obligations under this Agreement; and

                        (d) such other documents, instruments and deliveries as Seller reasonably may request.

                  6.2   Seller's Deliveries.  Seller shall deliver to Buyer:

                        (a) a bill of sale conveying all of the Assets to Buyer;

                        (b) one or more agreements effecting Seller's assignment of the Store Leases and Assumed Contracts;

                        (c) a certified copy of the consent of the board of directors of Seller authorizing and directing Seller to enter into and perform its obligations under this Agreement;

                        (d) the Non Competition Agreement executed by Seller and SRC; and

                        (e) such other documents, instruments and deliveries as Buyer reasonably may request.

The purchase and sale of the Assets shall be effective at 6:00 p.m. local time on the Closing Date (the "Effective Time"). Closing shall take place at a location mutually agreed on by the parties. Buyer shall be given possession of the Assets at the Effective Time. Until the Effective Time, all employees of Seller shall continue to be its employees, and all business operations of Seller shall be for Seller's account and risk and Seller shall bear all risk of loss.


         7. REPRESENTATIONS AND WARRANTIES OF SELLER. If and only to the extent that under applicable federal, state or local law the breach of any of the following


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representations or warranties would result in, or fail to disclose, a lien upon or claim against the Assets, or result in a claim against Buyer for a liability of Seller (other than the Assumed Liabilities), and subject to its obligations as a debtor-in-possession under the Bankruptcy Code, Seller hereby represents and warrants to and covenants with Buyer that:

                  7.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is the sole owner of the Assets. Subject to its obligations as a debtor-in-possession under the Bankruptcy Code, Seller has full authority and power to carry on the Business as it is now conducted.

                  7.2 Authority and Enforceability.

                        (a) Seller has and at the Closing will have all requisite power, right and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. All action required under applicable law has been or will be taken by the board of directors of Seller to authorize Seller's execution of, and the consummation of the transactions contemplated by, this Agreement. This Agreement and each other agreement and instrument to be executed by Seller in connection herewith have been (or upon execution will have been) duly executed and delivered by Seller and constitute (or upon execution will constitute) legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

                        (b) All consents, approvals and authorizations and all other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Seller and which are necessary for the execution and delivery by Seller of this Agreement and the documents to be executed and delivered by Seller in connection herewith and in order to permit the consummation of the transactions contemplated by this Agreement have been obtained and satisfied or will be obtained and satisfied by the Closing.


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
                  7.3 No Violation or Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not violate or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or the passage of time, or both, would constitute a default) under, or conflict with or result in the termination of, or accelerate the performance required by any: (a) agreement, indenture, contract or other instrument to which Seller is a party or by which Seller or the Assets are bound except the loan agreements between Seller and CadleRock Joint Venture, L.P.; (b) Seller's Articles of Incorporation; (c) any judgment, decree, order or award of any court, governmental body or arbitrator by which Seller or the Assets are bound; or (d) any law, rule or regulation applicable to Seller or the Assets.

                  7.4 Title to Assets. Seller has good title to, is the sole lawful owner of, and has the right to use all of the Assets and at the Closing will transfer the Assets to Buyer free and clear of all liens, mortgages, leases, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature.

                  7.5 Store Leases and Assumed Contracts. Seller has made all required post-petition payments under the Store Leases and the Assumed Contracts and otherwise is in compliance with its post-petition obligations thereunder. In connection with the Sale Motion (as defined in Section 9.1 below) and upon the entry of the Sale Order (as defined in Section 9.1 below), Seller shall pay pursuant to Section 365 of the Bankruptcy Code all cure amounts related to the Store Leases and Assumed Contracts and cure all defaults so as to enable Seller to assume and to assign to Buyer at the Closing the Store Leases and Assumed Contracts.

                  7.6 Employment Matters.

                        (a) There are: (i) no pending or, to the knowledge of Seller, threatened claims by any employee of Seller (each, an "Employee") or any person who in the past has worked for Seller (each, a "Former Employee") against Seller, other than for compensation and benefits due in the ordinary course of employment; and (ii) no pending or, to the knowledge of Seller, threatened claims against Seller arising out of any statute, ordinance or regulation relating to employment practices or occupational or safety and health standards. Subject to Section 3.2(b) above, Seller is and after the Closing shall remain responsible for all Employee and Former Employee claims against Seller arising out of events or transactions occurring prior to Closing.

                        (b) Schedule 7.6 hereto identifies all Employees on leave of absence and all Employees and Former Employees and their dependents receiving health benefits, or eligible to receive health benefits, as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Notice of the availability of health care continuation coverage for Employees, Former Employees and their respective dependents and qualified beneficiaries, in accordance with the requirements of COBRA, has been provided to all persons entitled thereto, and all persons electing such coverage are being (or have been, if applicable) provided such coverage. Buyer does not assume this liability.

                  7.7 Employee Benefit Plans. Schedule 7.7 hereto lists all qualified and non-qualified plans, programs, agreements, commitments and arrangements maintained by or on behalf of Seller that provide benefits or compensation to, or for the benefit of, any Employee or Former Employee (the "Plans"). To the knowledge of Seller, all of the Plans are in substantial compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code. Nothing in this Section 7.7 shall be construed to create an obligation on the part of the Buyer to assume or succeed to any obligation of Seller under Seller's Plans or to continue such Plans for any of those employees of Seller that Buyer


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elects to employ in accordance with Section 3.3 hereof and Seller is and after
Closing shall remain responsible for continuation or termination of such Plans as it shall elect.

                  7.8 Taxes. Except as disclosed on Schedule 7.8 hereto, to the knowledge of Seller it has collected or withheld, and has paid over to the proper governmental authorities, all federal, state and local sales taxes, local real estate taxes, local personal property taxes, employment taxes, and workers compensation premiums. Seller is and after the Closing shall remain responsible for all federal, state and local taxes, employment taxes and workers compensation premiums, employee withholding tax amounts and employee W-2 issuance attributable to Seller's ownership of the Assets and operation of the Business prior to the Closing.

                  7.9 Litigation. To the knowledge of Seller there is no action, suit, proceeding or investigation to which Seller is a party (either as a plaintiff or defendant) presently pending, nor has any such action, suit, proceeding or investigation been pending at any time during the past two years, before any court or governmental agency, authority or body or arbitrator; to the knowledge of Seller, there is no action, suit, proceeding or investigation threatened against Seller and, to the knowledge of Seller, there is no basis for any such action, suit, proceeding or investigation.

                  7.10 Compliance with Law. To the knowledge of Seller, it is in substantial compliance with all laws, regulations, rules, permits, zoning requirements, authorizations, licenses and certificates required under applicable law for the conduct of the Business. To the knowledge of Seller: (a) no default or violation, or event that with the lapse of time or the giving of notice, or both, would become a default or violation, has occurred in its compliance with each such law, regulation, rule, permit, authorization, license and certificate; and (b) no action has been taken or recommended by any governmental, regulatory or administrative official, agency or authority, to revoke, withdraw or suspend any authorization, license or certificate necessary for Seller to own the Assets or to operate the Business.

         8. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to and covenants with Seller that:

                  8.1 Organization. Buyer is comprised of two limited liability companies duly organized, validly existing and in good standing under the laws of the State of Indiana and is qualified to do business in the State of Indiana. Buyer has full power and authority to carry on its business as it is now conducted.

                  8.2 Authority and Enforceability.

                        (a) Buyer has and at the Closing will have all requisite power, right and authority to enter into, and to consummate the transactions contemplated by, this Agreement. All action required under applicable law has been taken by the board of directors of Buyer to authorize Buyer's execution of, and the consummation of the transaction contemplated by, this Agreement. This Agreement and each other agreement and instrument to be executed by Buyer in connection herewith has been (or upon execution will have been) duly executed and delivered by Buyer and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

                        (b) All consents, approvals and authorizations and all other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Buyer and which are necessary for the execution and delivery by Buyer of this Agreement and the documents to be executed and delivered by Buyer in connection herewith and in order to


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permit the consummation of the transactions contemplated by this Agreement have been obtained and satisfied or shall be obtained and satisfied by Closing.

                  8.3 No Violation or Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not violate or result in a breach of any of the terms or provisions of, or constitute a default (or any event which, with notice or the passage of time, or both, would constitute a default) under, or conflict with or result in the termination of, or accelerate the performance required by: (a) any agreement, indenture or other instrument to which Buyer is a party or by which it is bound; (b) Buyer's articles of incorporation or code of regulations; (c) any judgment, decree, order or award of any court, governmental body or arbitrator by which Buyer is bound; or (d) any law, rule or regulation applicable to Buyer.

         9. COVENANTS.

                  9.1 Bankruptcy Court Approval. Promptly at the conclusion of the auction bidding now scheduled to take place in the US Bankruptcy Court, Southern District of Ohio, Western Division in re: Sight Resource Corporation, et al, debtors in possession, Case No. 04-14987 on January 27, 2005, if Buyer is the highest bidder for the Assets of Seller at the close of bidding, Seller shall file with the Bankruptcy Court a motion (the "Sale Motion") which asks the Bankruptcy Court to enter an order (the "Sale Order"): (i) approving this Agreement, as modified by the highest successful bid of Buyer on the cash portion of the purchase price as set forth in Section 4.1(a), above, as the highest offer for the Assets and the transactions contemplated hereby in accordance with Section 363 of the Bankruptcy Code and finding, among other things, that Buyer is a good faith purchaser for value entitled to the protections of Section 363(m) of the Bankruptcy Code, (ii) approving the sale of, and authorizing Seller to transfer to Buyer, the Assets free and clear of any and all liens (other than liens that Buyer has agreed to permit or assume hereunder or hereafter) pursuant to Section 363(f) of the Bankruptcy Code; and
(iii) approving the assumption by Seller and assignment to Buyer of the Store Leases and Assumed Contracts and authorizing the payment by Seller of all cure amounts due the other parties to such agreements. The forms of the Sale Motion and the Sale Order shall be acceptable to Seller and Buyer to their reasonable satisfaction.

                  9.2 Due Diligence. From the date of submission of this Agreement by Buyer to Seller through the Closing Date, Seller shall provide Buyer and its representatives and agents full access at all reasonable times to the Assets and the operation of the Business, cause Seller's representative to furnish Buyer with such financial and operating data and other information in Seller's possession or control with respect to the Assets and the Business as Buyer shall from time to time reasonably request so as to permit Buyer to conduct prior to the Closing a complete due diligence investigation of the Assets and the Business; provided that such investigation: (a) shall be conducted in such manner as not to interfere unreasonably with Seller's operation of the Business; and (b) shall not affect any of the representations and warranties of Seller hereunder.

                  9.3 Conduct of the Business. Subject to its obligations as a debtor-in-possession under the Bankruptcy Code, from the date of this Agreement through the Closing Seller shall not (except with the prior written consent of Buyer): (a) enter into any material transaction not in the ordinary course of the Business; (b) sell or transfer any of the Assets except for sales in the ordinary course of the Business of inventory or immaterial amounts of other tangible personal property not required in the Business; (c) mortgage, pledge or encumber any of the Assets, except liens for taxes not yet due and payable, and existing lender indebtedness; (d) amend, modify or terminate any Store Lease or Assumed Contract; or (e) make any increase in, or any commitment to increase, the benefits or compensation payable to any of its employees or agents.

                  9.4 Closing Conditions. Prior to the Closing, Seller shall use its best efforts to obtain any necessary third party consents to the transfer of the Store Leases and Assumed Contracts and otherwise to assist Buyer in the satisfaction of all of Buyer's other conditions of Closing set forth in Section
10.2 below.

         10. CONDITIONS TO CLOSING.

                  10.1 Conditions to Obligations of Each Party. The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

                        (a) The Bankruptcy Court shall have entered the Sale Order and the time within which to appeal the Sale Order shall have expired without the filing of any appeal (unless waived by Buyer) or, if an appeal has been filed, the Sale Order shall have been affirmed by the highest court to which the Sale Order was appealed and the time within which to appeal the Sale Order further shall have expired without the filing of any appeal (unless waived by Buyer); and

                        (b) No other claim, action, suit, investigation or other proceeding brought by any governmental agency or other party shall be pending or threatened before any court or governmental agency which seeks to enjoin, restrain, prohibit, restrict or limit the consummation of the transactions contemplated by this Agreement or Buyer's unrestricted right to own the Assets and to operate the Business after the Closing, or to recover damages from Buyer or Seller, or other relief, in connection therewith.

                  10.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following additional conditions:

                        (a) The representations and warranties of Seller contained in this Agreement or in any other document delivered by Seller to Buyer pursuant hereto shall have been true and correct as of the date of this Agreement or when otherwise given and shall be true and correct on the Closing Date as if made on the Closing Date;

                        (b) Each of the obligations of Seller to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by it on or before the Closing Date; said obligations include but are not limited to the execution of any and all documents, or the securing of any all executed documents, required to release any all liens or other encumbrances on the assets of Seller.

                        (c) All actions required to be taken by, or on the part of, Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Seller;

                        (d) Between the date of this Agreement and the Closing Date there shall not have occurred any damage or destruction of, or loss to, any of the Assets, whether or not covered by insurance, which has had or may reasonably be expected to have a material and adverse effect on the Business or any prospects of the Business;

                        (e) All legal matters and the form and substance of all documents to be delivered to Buyer shall have been approved by Buyer's counsel;

                        (f) Buyer obtaining those changes, modifications and amendments to the Store Leases as Buyer in the exercise of its sole judgment and discretion deems appropriate;


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
                        (g) Buyer obtaining those changes, modifications and amendments to the Doctor Agreements as Buyer in the exercise of its sole judgment and discretion deems appropriate.

                  10.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions:

                        (a) The representations and warranties of Buyer contained in this Agreement or in any other document delivered by Buyer to Seller pursuant hereto shall have been true and correct in all material respects as of the date of this Agreement or when otherwise given and shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date;

                        (b) Each of the obligations of Buyer to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed by it on or before the Closing Date; and

                        (c) All legal matters and the form and substance of all documents to be delivered to Seller shall have been approved by Seller's counsel.

         11. POST-CLOSING ACCESS. Seller shall have the right for a period of three years following the Closing Date to reasonable access to the Books and Records transferred to Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business after the Closing Date and obtaining information reasonably necessary in connection with any income or other tax issues.

         12. TERMINATION; REMEDIES.

                  12.1 Termination Requiring Notice. This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing by written notice delivered by Seller to Buyer or by Buyer to Seller, as the case may be, in the following instances:

                        (a) By Buyer if there has been a misrepresentation, a breach of warranty or a failure to comply on the part of Seller with respect to any of the representations, warranties, covenants or provisions set forth herein (or delivered in any other document pursuant hereto).

                        (b) By Seller if there has been a misrepresentation, a breach of warranty or a failure to comply with any covenant on the part of Buyer with respect to the representations, warranties or covenants set forth herein (or delivered in any other document pursuant hereto).

                        (c) At any time prior to Closing by the mutual consent in writing of Seller and Buyer.

                  12.2 Termination Without Notice. This Agreement and the transactions contemplated hereby shall automatically terminate without notice if the Closing, pursuant to Section 6, does not occur on or before February 4, 2005; provided, however, there will be no termination of this Agreement and the transactions contemplated thereby if Closing has not occurred because inability of Seller to provide all deliveries of Seller required by Section 6, and including but not limited to those deliveries contemplated by Sections 7.4 and
10.2 of this Agreement, on or before February 4, 2005, and in such event Buyer and Seller shall endeavor with their best efforts and in good faith to complete the Closing at the earliest possible time thereafter.

                  12.3 Liability in the Event of Termination; Remedies.

                        (a) In the event of termination of this Agreement and the transactions contemplated hereby pursuant to Sections 12.1(a) or (b) above, the non-breaching party may avail itself of all rights, powers and remedies now or hereafter existing at law or in equity or by statute or otherwise.

                        (b) In the event of termination of this Agreement and the transactions contemplated hereby pursuant to Sections 12.1(c), 12.1(d) or
12.2 above, this Agreement shall become void and have no further effect, without any liability on the part of any party hereto except as otherwise provided in
Section 13 of the Sale Motion.

            13. MISCELLANEOUS.

                  13.1 Entire Agreement. This Agreement (including all Exhibits and Schedules hereto) supersedes any and all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between such parties with respect to the transactions contemplated hereby.

                  13.2 Amendments. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of all of the parties hereto.

                  13.3 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees and assignees.

                  13.4 Assignment. Neither this Agreement nor any interest herein may directly or indirectly be transferred or assigned by any party, in whole or in part, without the written consent of the other parties except that Buyer may assign its rights and obligations under this Agreement to an affiliated corporation or limited liability company.

                  13.5 Notices. All notices, requests, demands, and other communications which may or are required to be delivered hereunder shall be in writing and shall be delivered by hand delivery, by facsimile transmission (receipt confirmed), by express mail service, or by registered or certified mail, postage prepaid, at or to the following addresses:

                 If to Seller:

                                     Sight Resource Corporation
                                     c/o Louis F. Solimine, Esq.
                                     Thompson Hine LLP
                                     Suite 1400
                                     312 Walnut Street
                                     Cincinnati, Ohio  45202
                                     Fax:  (513) 241-4771

                 If to Buyer:

                                     Vision Point I and II, LLC's.
                                     c/o Atse Krstevski
                                     392 Deer Ridge Road
                                     Valparaiso, IN 46385
                                     Fax:   (219).548.7277


                 with a copy to:

                                     James T. Walker, Esq.
                                     James T. Walker, Professional Corporation

                                     99 East 86th Avenue, Suite E
                                     Merrillville, Indiana 46410
                                     Fax:  (219) 738-6794


or to such other address or to such other person as any party shall have last designated by written notice to the other parties. Notices, requests, demands, and other communications so delivered shall be deemed given upon receipt.

                  13.6 Waiver. If any party expressly waives in writing an unsatisfied condition, representation, warranty, undertaking, covenant or agreement (or portion thereof) set forth herein, the waiving party shall thereafter be barred from recovering, and thereafter shall not seek to recover, any damages, claims, losses, liabilities or expenses, including, without limitation, legal and other expenses, from the other parties in respect of the matter or matters so waived.

                  13.7 Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

                  13.8 No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, Seller and Buyer, and their respective successors and permitted transferees and assignees, and is not for the benefit of, and may not be enforced by, any third party.

                  13.9 Expenses. Subject to Section 4.4 above, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement including, without limitation, fees, costs and expenses of its own financial consultants, accountants and counsel.

                  13.10 Buyer is Qualified Bidder. Seller agrees that Buyer is a Qualified Bidder as that term is defined in the Notice of (1) Proposed Sale of Certain Assets (Eyeglass Emporium) Free and Clear of Liens and Assumption and Assignment of Certain Related Executory Contracts; (2) Bid Procedures; and (3) Hearing Date and Objection Deadline, which notice was previously issued in the bankruptcy proceeding in the US Bankruptcy Court, Southern District of Ohio, Western Division in re: Sight Resource Corporation, et al, debtors in possession, Case No. 04-14987.

                  13.11 Deposit and Related Matters. Buyer has deposited with Seller $50,000 in readily available funds to be applied against the cash portion of the purchase price in the event Buyer is the successful bidder at the bankruptcy auction. If Buyer is not the successful bidder, the $50,000 deposit shall be returned by Seller to Buyer within 2 business days of the closing of the transaction contemplated by the agreement between Seller and the successful bidder at the bankruptcy auction. In the event the successful bidder at the bankruptcy auction (other than Buyer herein) does not close the sale pursuant to Sections 6.1 and 12.2 of the Asset Purchase Agreement between Seller and RX Optical (or the equivalent provisions of any other applicable Asset Purchase Agreement), and if Buyer herein was the next highest bidder at auction, then Buyer will consummate the sale contemplated by this Agreement on the basis of the Buyer's last bankruptcy auction bid, and the $50,000 deposit shall be applied against the cash portion of the purchase price.

                  13.12 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Indiana.

                  13.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first hereinabove set forth. SELLER: BUYER:

EYEGLASS EMPORIUM, INC.                     VISION POINT I AND II LLC'S


By:     /s/   Dale W. Fuller                By:     /s/ Atse Krstevski
        --------------------                        ------------------
Title:       President                      Title:       Member

              EYEGLASS EMPORIUM, INC. - VISION POINT I AND II LLC'S
                            ASSET PURCHASE AGREEMENT
                                    EXHIBIT A

              EYEGLASS EMPORIUM, INC. - VISION POINT I AND II LLC'S
                            ASSET PURCHASE AGREEMENT
                                    EXHIBIT B

                                  STORE LEASES


1.    Ross Plaza
      U.S. 30 427 W. 81st Avenue
      Merrillville, Indiana

2.    Portage Crossings
      6097 U.S. 6, Suite 6
      Portage, Indiana

3.    Valpraiso Market Place
      LaPorte Avenue and Shilhauy
      Valpraiso, Indiana

4.    Cross Roads
      1525 U.S. 41
      Schereville, Indiana

5.    North Ridge Center
      7812 E. 37th Avenue
      Hobart, Indiana

6.    Pine Lakes Center
      47 Pine Lake Avenue
      Laporte, Indiana

              EYEGLASS EMPORIUM, INC. - VISION POINT I AND II LLC'S
                            ASSET PURCHASE AGREEMENT
                                    EXHIBIT C
                                ASSUMED CONTRACTS



May 28, 2004 Doctor Agreement with Joseph M. Hamang, O.D.

October 10, 2003 Doctor Agreement with Dean Szabo, O.D.

              EYEGLASS EMPORIUM, INC. - VISION POINT I AND II LLC'S
                            ASSET PURCHASE AGREEMENT
                                  SCHEDULE 7.6



Employees on Leave of Absence, COBRA or eligible for COBRA

1) Employees on leave of absence- none
2) Ex-employees on COBRA- none
3) Ex- employees eligible for COBRA: - none

              EYEGLASS EMPORIUM, INC. - VISION POINT I AND II LLC'S
                            ASSET PURCHASE AGREEMENT
                                  SCHEDULE 7.7


Employee Benefit Plans

         1) Sight Resource Corporation 401(k) Plan (unaudited)
         2) Dental Insurance Plan
         3) Health Insurance Plan
         4) Basic term life insurance
         5) Short Term Disability
         6) Long Term Disability

Buyer shall have no liability for the continuation of these plans.

              EYEGLASS EMPORIUM, INC. - VISION POINT I AND II LLC'S
                            ASSET PURCHASE AGREEMENT
                                  SCHEDULE 7.8


Tax Payment Exceptions

Eyeglass Emporium Inc. has received notice of unpaid payroll taxes for quarter ending September 30, 2001. Buyer does not assume this liability.